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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Storage Computer Corporation (the "Company") on Form S-3 of our report February 25, 1998 on the consolidated financial statements of the Company as at December 31, 1997 and for the year then ended appearing in the annual report on Form 10-K/A of the Company.

We also consent to the reference to us under the caption "Experts" in the prospectus.






                                           /s/ Richard A. Eisner & Company, LLP

                                           Richard A. Eisner & Company, LLP


New York, New York
October 6, 2000